Exhibit 99.02

April 23, 2013

To the Board of Directors

of Petro River Oil Corp.:

Ladies and Gentlemen:

I hereby resign as Chief Executive Officer, Chief Financial Officer and any other officer position of Petro River Oil Corp., a Delaware corporation (the “Company”), effective immediately.

Further, I hereby confirm that there are no any outstanding remuneration, fees or any monies of any nature owed to me by the Company, I have no claim against the Company in respect of any outstanding remuneration, fees or monies owed of any nature.

/s/ JEFFREY FREEDMAN
Jeffrey Freedman